UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 23, 2013

Preferred Apartment Communities, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	001-34995	27-1712193
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3625 Cumberland Boulevard, Suite 1150, Atlanta, Georgia	30339
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (770) 818-4100

_____________________ (Former name or former address, if changed since last report)
_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03    Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 23, 2013, Preferred Apartment Communities, Inc., a Maryland corporation (the "Company"), filed Articles Supplementary to its charter (the "Charter") classifying and designating an additional 900,000 authorized but unissued shares of Preferred Stock (as defined in the Charter) as shares of Series A Redeemable Preferred Stock, par value $0.01 per share, of the Company (the "Series A Preferred Stock"). The total number of shares of Series A Preferred Stock which the Company has authority to issue after giving effect to the Articles Supplementary is 1,050,000. There has been no increase in the authorized shares of stock of the Company effected by these Articles Supplementary.

The foregoing description is qualified in its entirety by reference to the Articles Supplementary, a copy of which is filed as Exhibit 4.1 to this Current Report on Form 8-K.

Item 9.01    Financial Statements and Exhibits.

(d)    Exhibits.

4.1	Articles Supplementary classifying additional shares of Series A Redeemable Preferred Stock

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PREFERRED APARTMENT COMMUNITIES, INC. (Registrant)

Date: August 28, 2013	By:	/s/ John A. Williams
John A. Williams
Chief Executive Officer

EXHIBIT INDEX

4.1	Articles Supplementary classifying additional shares of Series A Redeemable Preferred Stock